Exhibit 15.1

Have Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-265606) pertaining to the Supplementary Woodside Equity Plan of Woodside Energy Group Ltd,

(2)	Registration Statement (Form S-8 No. 333-267432) pertaining to the Woodside Equity Plan and the Supplementary Woodside Equity Plan of Woodside Energy Group Ltd,

(3)	Registration Statement (Form S-8 No. 333-270076) pertaining to the Equity Awards Rules of Woodside Energy Group Ltd, and

(4)	Registration Statement (Form S-8 No. 333-274296) pertaining to the Woodside Equity Plan of Woodside Energy Group Ltd,

of our report dated 8 March 2022, with respect to the consolidated financial statements of Woodside Energy Group Ltd (f/k/a Woodside Petroleum Ltd), included in this Annual Report (Form 20-F) of Woodside Energy Group Ltd for the year ended 31 December 2023.

/s/ Ernst & Young

Perth, Australia

27 February 2024